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COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
March 31, 1997
(Unaudited)(In thousands, except per share amounts)

                                                                   EXHIBIT 11


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
                                                            Primary               Fully Diluted
                                                             Q-T-D                    Q-T-D
                                                            -------                 --------
Net income                                                  $16,723                  $16,723

Interest expense on $7,522,000, 7.50%
  convertible subordinated debentures                                                    141

Tax effect @ 36.50% for the quarter and year to date                                     (51)
                                                            -------                  -------

Net income                                                  $16,723                  $16,813
                                                            -------                  -------

Average shares outstanding                                   38,892                   38,892
Effect of stock options                                         787                      787
                                                            -------                  -------
Primary average shares outstanding                           39,679                   39,679
                                                            -------                  -------
Contingent shares:
Addtional effect of stock options                                                         62
$7,522,200/$14.00                                                                        537
                                                                                     -------
Fully diluted average shares outstanding                                              40,279
                                                                                     -------
Earnings per share:
                                                            -------                  -------
Net income                                                  $  0.42                  $  0.42
                                                            -------                  -------

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